UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 14, 2010

ASTEA INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26330	23-2119058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

240 Gibraltar Road
Horsham, Pennsylvania  19044
(Address of principal executive offices, including zip code)

(215) 682-2500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d 2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders, held on June 14, 2010, Astea’s stockholders approved the three proposals listed below, which constituted all of the matters acted upon at the meeting. The final results for the votes regarding each proposal are set forth below. The proposals are described in detail in the Proxy Statement for Astea International Inc. which was filed with the Securities and Exchange Commission on April 30, 2010.

1.   The election of four directors to serve on the Board, each to serve until Astea’s annual meeting of stockholders to be held in 2011 and until his successor is elected and qualified, or until his death, resignation or removal:

	Votes	Votes
Name	For	Withheld
Zack B. Bergreen	2,546,170	282,284
Adrian A. Peters	2,546,330	282,124
Thomas J. Reilly, Jr.	2,541,142	287,312
Eric S. Siegel	2,541,430	287,024

2.   The approval of an Amended and Restated 2006 Stock Option Plan to increase the aggregate number of shares of common stock authorized for issuance under the 2006 Plan by 210,000 shares.

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,288,962	529,881	9,611	562,178

3.   The ratification of the appointment of Grant Thornton LLP as Astea’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,345,412	32,389	12,831	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astea International Inc.
June 15, 2010	By:	/s/ Rick Etskovitz
		Name:	Rick Etskovitz
		Title:	Chief Financial Officer